FORM 8K

MEDIA CONTACT:
Gabriele Collier
Silicon Image, Inc.
P: 408-616-4088
gcollier@siliconimage.com

INVESTOR CONTACT:
Mike Bishop
Investor Relations – The Blueshirt Group
Phone: 415-217-4968
mike@blueshirtgroup.com

SILICON IMAGE CONTINUES REVENUE AND EARNINGS GROWTH IN THE THIRD QUARTER

SUNNYVALE, Calif., October 26, 2010 – Silicon Image, Inc. (NASDAQ: SIMG), a leader in advanced, interoperable HD connectivity solutions for consumer electronics, today reported financial results for its third quarter ended September 30, 2010.

Revenue for the third quarter of 2010 was $60.5 million, compared to $44.6 million for the second quarter of 2010 and $37.2 million for the third quarter of 2009. Revenue for the third quarter of 2010 includes the benefit of a $7.5 million royalty revenue catch-up.  Excluding the royalty revenue catch-up, our revenue for the quarter would have been $53.0 million.

GAAP net income for the third quarter of 2010 was $9.5 million, or $0.12 per diluted share, compared to net income of $1.8 million, or $0.02 per diluted share, for the second quarter of 2010 and net loss of $15.5 million, or $0.21 per diluted share, for the third quarter of 2009.

Non-GAAP net income for the third quarter of 2010 was $13.7 million, or $0.18 per diluted share, compared to non-GAAP net income of $2.0 million, or $0.03 per diluted share, for the second quarter of 2010 and non-GAAP net loss of $3.4 million, or $0.04 per diluted share, for the third quarter of 2009. Non-GAAP net income (loss) for these periods exclude stock-based compensation expense, amortization of intangible assets, restructuring charges, certain professional fees, and net tax adjustments. A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Operations.

"Silicon Image experienced another positive quarter," said Camillo Martino, chief executive officer of Silicon Image, Inc. "Our standards-plus product strategy continues to drive sales in our core DTV and Home Theater segments, in particular our revenue in Japan grew 38% quarter over quarter. We continue to make progress with the MHL standard as demonstrated by the recent announcement of our first MHL-enabled products. We are currently sampling products with customers and are on track to achieve our design-win goals for 2011."

The following are Silicon Image’s financial performance estimates for the fourth quarter of 2010:

Revenue: $46 million - $48 million
Gross margin: 55% - 56%
GAAP operating expenses: approximately $26 million
Non-GAAP operating expenses: approximately $24 million
Interest income: approximately $0.5 million
Diluted shares outstanding: approximately 78.5 million
Non-GAAP tax rate:  approximately 2% of revenue

1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

Use of Non-GAAP Financial Information

Silicon Image presents and discusses gross margin, operating expenses, net income (loss) and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP), and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as amortization of intangibles, stock based compensation and goodwill impairment do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call

Silicon Image will host an investor conference call today to discuss its third quarter 2010 results at 2:00 p.m. Pacific Daylight Time and will webcast the event.  To access the conference call, dial 800-741-8620 or 212-231-2901.  The webcast will be accessible on Silicon Image's investor relations website at http://ir.SiliconImage.com.  A replay of the conference call will be available within two hours of the conclusion of the conference call through Sunday, October 31, 2010.  To access the replay, please dial 800-633-8625 or 402-977-9141 and enter pass code 21483865.

About Silicon Image, Inc.

Silicon Image is a leading provider of advanced, interoperable connectivity solutions that enable the reliable distribution and presentation of high-definition (HD) content for consumer electronics, mobile, and PC markets.  The company delivers its technology via semiconductor and intellectual property (IP) products that are compliant with global industry standards and also feature industry leading Silicon Image innovations such as InstaPort™.  Silicon Image’s products are deployed by the world’s leading electronics manufacturers in devices such as desktop and notebook PCs, DTVs, Blu-Ray Disc™ players, audio-video receivers, as well as mobile phones, tablets and digital cameras.  Silicon Image has driven the creation of the highly successful HDMI® and DVI™ industry standards, as well as the latest standards for mobile devices - SPMT™ (Serial Port Memory Technology) and MHL™ (Mobile High-Definition Link).  Via its wholly-owned subsidiary, Simplay Labs, Silicon Image offers manufacturers comprehensive standards interoperability and compliance testing services.  For more information, visit us at http://www.SiliconImage.com/.

NOTE: Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries.  All other trademarks and registered trademarks are the property of their respective owners in the Unites States and/or other countries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, including revenue, gross margin, operating expenses, interest income, and tax rate for the fourth quarter 2010, and new product strategies, introductions and design wins. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, market acceptance of the Company’s new technologies and products, the Company's ability to improve its operating infrastructure and deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the Securities and Exchange Commission. These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and Form 10-Q filed by Silicon Image with the U.S. Securities and Exchange Commission. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)
	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Revenue:
Product	$46,117	$38,364	$30,716	$110,774	$94,747
Licensing	14,387	6,186	6,440	28,589	20,257
Total revenue	60,504	44,550	37,156	139,363	115,004
Cost of revenue and operating expenses:
Cost of product revenue (1)	22,587	19,489	16,801	56,898	52,284
Cost of licensing revenue	67	13	156	103	626
Research and development (2)	13,583	13,659	17,807	40,379	53,160
Selling, general and administrative (3)	11,691	11,141	17,222	34,862	43,615
Restructuring expense	99	268	348	952	8,205
Amortization of intangible assets	37	38	1,473	112	4,419
Impairment of goodwill	-	-	-	-	19,210
Total cost of revenue and operating expenses	48,064	44,608	53,807	133,306	181,519
Income (loss) from operations	12,440	(58)	(16,651)	6,057	(66,515)
Interest income and other, net	556	630	696	1,790	2,233
Income (loss) before provision for income taxes	12,996	572	(15,955)	7,847	(64,282)
Income tax expense (benefit)	3,531	(1,203)	(444)	3,849	(2,113)
Net income (loss)	$9,465	$1,775	$(15,511)	$3,998	$(62,169)

Net income (loss) per share – basic and diluted	$0.12	$0.02	$(0.21)	$0.05	$(0.83)
Weighted average shares – basic	77,210	76,718	75,053	76,649	74,763
Weighted average shares – diluted	78,124	77,511	75,053	77,665	74,763

(1) Includes stock-based compensation expense	$127	$145	$363	$456	$806
(2) Includes stock-based compensation expense	$687	$725	$2,374	$2,057	$5,365
(3) Includes stock-based compensation expense	$936	$1,115	$4,911	$3,382	$9,255

1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

SILICON IMAGE, INC.
GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
GAAP net income (loss)	$9,465	$1,775	$(15,511)	$3,998	$(62,169)
Non-GAAP adjustments:
Stock-based compensation expense (1)	1,750	1,985	7,648	5,895	15,426
Restructuring expense (4)	99	268	348	952	8,205
Amortization of intangible assets (2)	37	38	1,473	112	4,419
Professional fees (3)	-	-	2,015	-	2,015
Impairment of goodwill (4)	-	-	-	-	19,210
Non-GAAP net income (loss) before tax adjustments	11,351	4,066	(4,027)	10,957	(12,894)
Tax adjustments (5)	2,321	(2,094)	674	1,062	1,639
Non-GAAP net income (loss)	$13,672	$1,972	$(3,353)	$12,019	$(11,255)

Non-GAAP net income (loss) per share — basic	$0.18	$0.03	$(0.04)	$0.16	$(0.15)
Non-GAAP net income (loss) per share — diluted	$0.18	$0.03	$(0.04)	$0.15	$(0.15)

Weighted average shares — basic	77,210	76,718	75,053	76,649	74,763
Weighted average shares — diluted	78,124	77,511	75,053	77,665	74,763

Stock-based compensation expense is composed of the following:
Cost of Revenue	$127	$145	$363	$456	$806
Research and Development	687	725	2,374	2,057	5,365
Selling, General and Administrative	936	1,115	4,911	3,382	9,255
Total	$1,750	$1,985	$7,648	$5,895	$15,426

1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

Discussion of Non-GAAP Financial Measures

(1)
Stock-Based Compensation Related Items: We provide non-GAAP information relative to our expense for stock-based compensation. We began to include stock-based compensation expense in our GAAP financial measures in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”) since January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. The expense associated with granting an employee a stock option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may recognize expense on a stock option in a year in which the stock option is significantly underwater and typically would not be exercised or would not generate any compensation for the employee. The expense associated with an award of a stock option for 1,000 shares of stock by us in one quarter, for example, may have a very different expense than an award of an identical number of shares in a different quarter. Further, the expense recognized by us for such an option may be very different than the expense recognized by other companies for the award of a comparable option. This makes it difficult to assess our operating performance relative to our competitors. Because of these unique characteristics of stock-based compensation, management excludes these expenses when analyzing the organization’s business performance.

(2)
Amortization of Intangible Assets: We exclude the amortization of purchased intangible assets associated with our acquisitions. Such amortization results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. We believe that providing non-GAAP information for this item in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(3)
This adjustment represents the professional fees we incurred during the three months ended September 30, 2009 associated with a potential strategic acquisition which we evaluated and decided not to pursue. As this was a one-time expense and that this unique transaction limits the comparability of our on-going operations with prior and future periods, we believe that this expense does not accurately reflect the underlying performance of our continuing operations in the period in which this expense was incurred.  We believe that providing non-GAAP information for this item in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations.

(4)
Other Items: We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs and (ii) impairment charges.  It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.  As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. We assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

(5)
Tax adjustments: For fiscal year 2010, we expect our Non-GAAP tax rate to approximate 2% of revenue. For the three and nine months ended September 30, 2010, and the three months ended June 30, 2010, we used a non-GAAP tax rate of 2% of revenue. For the three and nine months ended September 30, 2009, we used a non-GAAP tax rate of 25% of non-GAAP pretax income. Our non-GAAP tax rate is primarily based on our net expected cash flow for taxes.

1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	September 30, 2010	December 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$33,635	$29,756
Short-term investments	150,932	120,866
Accounts receivable, net	24,174	21,664
Inventories	11,595	7,746
Prepaid expenses and other current assets	5,624	27,512
Deferred income taxes	168	284
Total current assets	226,128	207,828
Property and equipment, net	11,729	14,449
Deferred income taxes, non-current	2,644	2,336
Intangible and other assets, net	666	825
Total assets	$241,167	$225,438
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$16,242	$10,141
Accrued and other current liabilities	15,559	28,150
Deferred margin on sales to distributors	10,303	2,944
Deferred license revenue	4,610	3,111
Total current liabilities	46,714	44,346
Other long-term liabilities	10,810	9,573
Total liabilities	57,524	53,919
Stockholders’ Equity:
Total stockholders’ equity	183,643	171,519
Total liabilities and stockholders’ equity	$241,167	$225,438

1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$3,998	$(62,169)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Stock-based compensation expense	5,895	15,426
Depreciation	5,872	6,814
Amortization of investment premium	2,170	2,351
Provision for doubtful accounts	32	42
Asset impairment due to restructuring	184	226
Amortization of intangible assets	112	4,419
Loss on disposal and retirement of property and equipment	18	178
Realized gain on sale of short-term investments	(130)	-
Deferred income taxes	-	5,536
Impairment of goodwill	-	19,210
Tax deficiency from employee stock-based compensation plans	-	(1,711)
Gain on derivative transactions	-	(211)
Excess tax benefits from employee stock-based transactions	-	(32)
Changes in assets and liabilities:
Accounts receivable	(2,506)	(18,543)
Inventories	(3,849)	237
Prepaid expenses and other assets	22,747	(1,437)
Accounts payable	7,492	7,403
Accrued and other liabilities	(12,908)	(3,669)
Deferred license revenue	2,997	1,951
Deferred margin on sales to distributors	7,359	(4,253)
Cash provided by (used in) operating activities	39,483	(28,232)
Cash flows from investing activities:
Proceeds from sales of short-term investments	95,784	110,716
Purchases of short-term investments	(128,003)	(148,592)
Purchases of property and equipment	(3,570)	(2,855)
Other investing activities	(749)	-
Proceeds from sale of property and equipment	-	120
Cash used in investing activities	(36,538)	(40,611)
Cash flows from financing activities:
Proceeds from issuances of common stock, net	2,932	2,543
Payments for vendor financed purchases of software and intangibles	(1,250)	(1,250)
Repurchase of restricted stock units for income tax withholding	(1,169)	(280)
Excess tax benefits from employee stock-based transactions	-	32
Cash provided by financing activities	513	1,045
Effect of exchange rate changes on cash and cash equivalents	421	267
Net increase (decrease) in cash and cash equivalents	3,879	(67,531)
Cash and cash equivalents — beginning of period	29,756	95,414
Cash and cash equivalents — end of period	$33,635	27,883
Supplemental cash flow information:
Net cash refund for income taxes	$18,725	$4,766
Restricted stock units vested	$3,246	$780
Property and equipment purchased but not paid for	$502	$167
Unrealized net gain (loss) on short-term investments	$(113)	$220

1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com